UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

Medis Technologies Ltd.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number: (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 25, 2005, Medis Technologies Ltd. (the “Registrant”) loaned $140,000 to Ms. Michelle Rush, our Vice President of Marketing. This is in addition to a $50,000 loan made by the Registrant to Ms. Rush in January 2005. Ms. Rush is a non-executive officer of the Registrant.

Ms. Rush has executed unsecured promissory notes (the “Notes”) in favor of the Registrant evidencing such loans. The interest rate under the April 2005 Note is 3.35% per annum, and the interest rate under the January 2005 Note is 3.0% per annum. Principal of, and accrued interest on, each Note is due and payable on the earlier of the September 30, 2005 maturity date and three months following termination of Ms. Rush’s employment. Furthermore, upon any sale of stock issued pursuant to the exercise of certain warrants beneficially owned by Ms. Rush, the difference between the sale price of the stock and the exercise price of the warrants shall be applied to prepay the outstanding principal and accrued interest on the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2005

MEDIS TECHNOLOGIES LTD.

By:	/s/ ROBERT K. LIFTON
Name: Robert K. Lifton
Title: Chief Executive Officer